                                                                       EXHBIT 21

                             IMS HEALTH INCORPORATED
                               ACTIVE SUBSIDIARIES
                             AS OF DECEMBER 31, 1999

                                                            STATE OR OTHER      % OWNERSHIP
                                                           JURISDICTION OF      100% EXCEPT
                  NAME                                      INCORPORATION        AS NOTED
                  ----                                      -------------        --------

CLARK-O'NEILL, INC.                                           New Jersey

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION                    Delaware              61.05
    Cognizant Technology Solutions U.S. Corporation           Delaware
    Cognizant Technology Solutions Canada, Inc.               Ontario
    Cognizant Technology Solutions India Limited              India
    Cognizant Technology Solutions UK Limited                 United Kingdom
    CSS Investment Corporation                                Delaware
    Cognizant Technology Solutions Germany GmbH               Germany

COORDINATED MANAGEMENT SYSTEMS, INC.                          Delaware

DATAEDGE HOLDING CO.                                          Pennsylvania          40.00

DATAEDGE LLC                                                  Delaware              40.00

DBHC, INC.                                                    Delaware
    LexHealth, Inc.                                           Illinois

ENTERPRISE ASSOCIATES LLC                                     Delaware

ERISCO  MANAGED CARE TECHNOLOGIES, INC.                       New York
    IMS Health Purchasing, Inc.                               Delaware

IMS HEALTH, CANADA LIMITED                                    Nova Scotia

IMS CHINAMETRIK LIMITED                                       Hong Kong

IMS CHINAMETRIK INCORPORATED                                  Delaware

IMS HEALTH DEUTSCHLAND GMBH                                   Germany
    Walsh International Holdings GesmbH                       Austria
    IMS-MIDOC Medizinische Informations- Dokumentations-
            und Consultinggesellschaft mbH                    Germany
        GIC Gesellschaft fur Informationstechnologie und
            Consulting mbH                                    Germany
        IMS Health Beteiligungsgesellschaft mbH               Germany
            IMS Health GmbH & Co. OHG Germany
                IFNS Marktforschung GmbH i.L.                 Germany
                IMS Hellas Ltd                                Greece
                GPI Krankenhausforschung Gesellschaft Fur     Germany               60.00
                    Pharma- Informationssysteme m.b.H.
                GPI Kommunikationsforschung Gesellschaft      Germany
                fur Pharma-Informationssysteme mbH
                MedVantage GmbH Integriertes                  Germany               60.00
                    Datenmanagement im Healthcare-Markt
        Info-med Gesellschaft fur Marketing mbH               Germany

IMS HEALTH ASIA (1989) PTE. LTD.                              Singapore

IMS HEALTH AUSTRALIA PTY. LTD.                                Australia
    Amfac Pty. Limited                                        Australia
    Chemdata Pty. Limited                                     Australia
        Data Design Hisoft Pty. Limited                       Australia
        Medrecord Australia Pty. Limited                      Australia

                                                                       EXHBIT 21

                             IMS HEALTH INCORPORATED
                               ACTIVE SUBSIDIARIES
                             AS OF DECEMBER 31, 1999

                                                            STATE OR OTHER      % OWNERSHIP
                                                           JURISDICTION OF      100% EXCEPT
                  NAME                                      INCORPORATION        AS NOTED
                  ----                                      -------------        --------

    Permail Pty. Limited                                      Australia             51.00
    Healthnet Pty. Limited                                    Australia

IMS HEALTH FINANCE, INC.                                      Delaware

IMS HEALTH INDIA HOLDING CORPORATION                          Delaware
    RX India Corporation                                      Delaware
        IMS Health India Private Limited                      India

IMS HEALTH KOREA LTD.                                         Korea

IMS HEALTH (NZ) LIMITED                                       New Zealand

IMS HEALTH LIMITED                                            Portugal

IMS HEALTH S.P.A.                                             Italy

IMS HEALTH PHILIPPINES, INC.                                  Philippines           99.96

IMS HEALTH STRATEGIC TECHNOLOGIES, INC.                       Delaware
    IMS Health HQ Limited                                     United Kingdom
        IMS Health Strategic Technologies UK Limited          United Kingdom
        PMSI UK Limited                                       United Kingdom
            PMSI Medical Research Factors Limited             United Kingdom
            Mediphase Limited                                 United Kingdom
        IMS Holdings (U.K.) Limited                           United Kingdom
            IMS Health Limited                                United Kingdom
                ImsWorld Publications Limited.                United Kingdom
            The Medical Direct Mail Organisation Limited.     United Kingdom
            PMS International Limited United Kingdom
    IMS H Nederland BV                                        Netherlands
             IMS Health Strategic Technologies B.V            Netherlands
             IMS H Databases B.V.                             Netherlands
             Walsh European Holdings BV                       Netherlands
             Walsh Hispania S.A.                              Spain                 99.99
    IMS Health Strategic Technologies S.A..                   France
    Walsh Italia S.r.L.                                       Italy
    Walsh Hellas S.A.                                         Greece
    S.A. IMS Health Strategic Technologies N.V.               Belgium
    Walsh Asia Pacific (Pte.) Ltd.                            Singapore             51.00
    IMS Health Strategic Technologies Ltd.                    Ontario
    IMS Health Strategic Technologies do Brasil LTDA          Brazil
    Walsh International Pty. Ltd.                             Australia
        PMS Pty. Ltd.                                         Australia

    IMSH L.L.C.                                               Delaware
IMS HEALTH TRADING CORPORATION                                Delaware
    IMS Health (Pty.) Ltd.                                    South Africa
        Decisions Survey International(Pty.) Ltd.             South Africa
        IPRA (Pty.) Ltd.                                      South Africa
        PMSA (Pty.) Ltd.                                      South Africa
        Pharmnet (Pty) Limited                                South Africa

                                                                       EXHBIT 21

                             IMS HEALTH INCORPORATED
                               ACTIVE SUBSIDIARIES
                             AS OF DECEMBER 31, 1999

                                                            STATE OR OTHER      % OWNERSHIP
                                                           JURISDICTION OF      100% EXCEPT
                  NAME                                      INCORPORATION        AS NOTED
                  ----                                      -------------        --------

        Purchase Marketing Strategies (Pty) Limited           South Africa          51.00

IMS HEALTH TRANSPORTATION SERVICES CORPORATION                Delaware

IMS INFORMATION MEDICAL STATISTICS (ISRAEL) LTD.              Israel

IMS INTERNATIONAL (SOUTH AFRICA) (PTY.) LTD.                  South Africa

IMS JAPAN K.K.                                                Japan
    PMSI Japan K.K.                                           Japan
    IMS Health Finance                                        Bermuda

IMS PHARMINFORM HOLDING AG                                    Switzerland
    IMS Health Licensing Associates, L.P.                     Delaware              84.52
        Spartan Leasing Corporation                           Delaware
    Pharmadat Marktforschungs-Gesellschaft m.b.H.             Austria
        Pharmacall Statistik Ges. m.b.H.                      Austria
    IMS Health S.A.                                           Belgium
    Pharma Data Boliviana S.R.L.                              Bolivia
    IMS Health Do Brasil Ltda.                                Brazil
    Intercomunicaciones Y Servicio de Datos S.A.              Colombia              98.96
    IMS Medinform a.s.                                        Czech Republic
    IMS Republica Dominicana, S.A.                            Dominican Republic
    Datandina Ecuador S.A.                                    Ecuador
    IMS Egypt Limited                                         Egypt
    Institute for Medical Statistics Oy                       Finland
    Asserta Centroamerica Medicion de Mercados, S.A.          Guatemala
    IMS Medinform Hungaria Market Research Services Ltd.      Hungary
    Pharma FELAX kft.                                         Hungary
    IMS Health Malaysia Sdn. Bhd.                             Malaysia
    Interdata S.A. de C.V.                                    Mexico
    Informations Medicales & Statistiques S.A.R.L.            Morocco
    I.M.S. Health B.V.                                        Netherlands
        IMS Denmark ApS                                       Denmark
    I.M.S. Finance (Nederland) B.V.                           Netherlands
    Institute for Medical Statistics Norway A/S               Norway
    Pharma Data Paraguaya S.R.L.                              Paraguay
    IMS Lanka (Private) Limited                               Sri Lanka
    IMS Health Del Peru  S.A.                                 Peru
    IMS Health, S.A.                                          Spain
    Mercados Y Analisis, S.A.                                 Spain
    Data Coordination AG                                      Switzerland
    PMA Sociedad Anonima                                      Argentina
    IMS AG                                                    Switzerland
    IMS Information Medical Statistics AG                     Switzerland
        IMS Poland Limited Sp. z.o.o.                         Poland
    IMS Institute for Medical Statistics Sweden AB            Sweden
    Marketing Y Datos Limitada                                Chile                 98.40
        Interstatistik AG                                     Switzerland
        Interstatistik A.G.                                   Switzerland
        IMS Ges m.b.H.                                        Austria
        Datec Industria e Comercio, Distribuidora Grafica     Brazil
               e Mala Direta Ltda.
    IMS Tunisia s.a.r.l.                                      Tunisia
    IMS Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi    Turkey

                                                                      EXHIBIT 21

                             IMS HEALTH INCORPORATED
                               ACTIVE SUBSIDIARIES
                             AS OF DECEMBER 31, 1999

                                                            STATE OR OTHER      % OWNERSHIP
                                                           JURISDICTION OF      100% EXCEPT
                  NAME                                      INCORPORATION        AS NOTED
                  ----                                      -------------        --------


    Pharma Data Uruguaya S.A.                                 Uruguay
    PMV De Venezuela, C.A.                                    Venezuela
    IMS Information Medical Statistics, s.r.o.                Slovakia
    UAB Medical Communication                                 Lithuania
    Informaciones Prom.y Publicitaria                         Mexico

IMS SOFTWARE SERVICES, LTD.                                   Delaware

IMS TAIWAN COMPANY LTD.                                       Taiwan                99.99

IMS H MEDICAL S.A.S.                                          France

IMS HEALTH S.A.                                               France
    Logimed S.A.S.                                            France
    Medi-Diff S.A.S.                                          France
    Source Informatics S.A.S                                  France

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD.       Delaware

INTERCONTINENTAL MEDICAL STATISTICS IRELAND LIMITED           Ireland               99.99

MEDICARE AUDIT LIMITED                                        United Kingdom        50.00

PMSI HISPANIA S.A.                                            Spain

SOURCE INFORMATICS EUROPE B.V.                                Netherlands

SOURCE INFORMATICS ITALIA S.R.L.                              Italy

SOURCE INFORMATICS LIMITED                                    United Kingdom